Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Investors Financial Services Corp. (the “Company’) for the period ending September 30, 2002 as filed on the date hereof (the “Report”), I, Kevin J. Sheehan, Chairman and Chief Executive Officer, hereby certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin J. Sheehan
Kevin J. Sheehan
Chairman and
Chief Executive Officer

November 14, 2002

In connection with the Quarterly Report on Form 10-Q of Investors Financial Services Corp. (the “Company’) for the period ending September 30, 2002 as filed on the date hereof (the “Report”), I, John N. Spinney, Jr., Senior Vice President and Chief Financial Officer, hereby certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John N. Spinney, Jr.
John N. Spinney, Jr.
Senior Vice President and
Chief Financial Officer

November 14, 2002